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[STARMEDIA LOGO]

              STARMEDIA NETWORK RECEIVES NASDAQ STAFF DETERMINATION
                     REGARDING LISTING AND REQUESTS HEARING


NEW YORK, NY - NOVEMBER 28, 2001 - StarMedia Network (Nasdaq: STRME) (WWW.STARMEDIANETWORK.NET), the leading integrated Internet media and solutions company targeting Spanish- and Portuguese-speaking, announced today that it received a Nasdaq Staff Determination on November 21, 2001, indicating that, due to its failure to file its Form 10-Q for the period ended September 30, 2001, StarMedia is not in compliance with the requirement for continued listing set forth in Nasdaq's Marketplace Rule 4310(c)(14), and that its securities are, therefore, subject to delisting from The Nasdaq National Market.

StarMedia has requested a hearing before a Nasdaq Listing Qualifications Panel to review the Staff Determination. Pending the outcome of this review, the delisting of the Company's securities will be stayed. There can be no assurance the Panel will grant StarMedia's request for continued listing. If the Company is unsuccessful in its appeal, it will evaluate other available alternatives.

As previously announced, the Company intends to file its Quarterly Report on Form 10-Q for the quarter ended September 30, 2001 promptly after completion of its investigation of accounting issues with respect to revenue recognition by two of the company's Mexican subsidiaries, as well as any required restatement of its prior financial statements.

ABOUT STARMEDIA NETWORK, INC.

StarMedia Network is the leading integrated Internet media and solutions company for Spanish- and Portuguese-speaking audiences, providing technology and services that enable consumers and businesses to take full advantage of the Internet. The company has operations in Argentina, Brazil, Chile, Colombia, Mexico, Puerto Rico, Spain, Uruguay, Venezuela, and throughout the United States.

For more information, please visit our corporate web site at WWW.STARMEDIANETWORK.NET.

THIS PRESS RELEASE CONTAINS STATEMENTS OF A FORWARD-LOOKING NATURE WITHIN THE MEANING OF THE "SAFE HARBOR" PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 RELATING TO FUTURE EVENTS OR FUTURE FINANCIAL RESULTS OF STARMEDIA NETWORK, INC. INVESTORS ARE CAUTIONED THAT SUCH STATEMENTS ARE ONLY PREDICTIONS AND ARE BASED ON MANAGEMENT'S CURRENT EXPECTATIONS OR BELIEFS AND ARE SUBJECT TO A NUMBER OF FACTORS THAT COULD CAUSE ACTUAL EVENTS OR RESULTS TO DIFFER MATERIALLY. IN CONSIDERING SUCH STATEMENTS, INVESTORS SHOULD SPECIFICALLY CONSIDER VARIOUS FACTORS WHICH COULD CAUSE ACTUAL EVENTS OR RESULTS TO DIFFER MATERIALLY FROM THOSE INDICATED FROM SUCH FORWARD-LOOKING STATEMENTS, INCLUDING THE MATTERS SET FORTH IN STARMEDIA NETWORK, INC.'S REPORTS AND DOCUMENTS FILED FROM TIME TO TIME WITH THE SECURITIES AND EXCHANGE COMMISSION.

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PRESS AND INVESTOR INQUIRIES:

Romi Schutzer
Senior Vice President, Corporate Communications
(212) 905-8269
ROMI.SCHUTZER@STARMEDIA.NET